Exhibit 1.2

EXECUTION VERSION

LINCOLN NATIONAL CORPORATION

Underwriting Agreement

20,000,000 Depositary Shares, Each Representing a 1/1000th Interest in a Share of

9.000% Non-Cumulative Preferred Stock, Series D

November 15, 2022

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule I hereto.

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Lincoln National Corporation, an Indiana corporation (the “Company”), agrees with the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives” or “you”) to issue and sell to the several Underwriters the number of depositary shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D (the “Preferred Shares”), of the Company set forth on Schedule I hereto (said depositary shares to be issued and sold by the Company being hereinafter referred to as the “Securities”).

The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by the Depositary (as defined below) pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of November 22, 2022, between the Company and Equiniti Trust Company, acting as depositary (the “Depositary”), and holders from time to time of the Depositary Receipts issued thereunder to evidence the Securities. Each Security will represent a 1/1,000th interest in one Preferred Share pursuant to the Deposit Agreement. The terms of the Preferred Shares will be set forth in the Articles of Amendment (the “Designation”), the proposed form of which has been provided to the Underwriters, to be filed by the Company with the Secretary of State of the State of Indiana.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (file number 333-249058), relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. Such registration statement, including the exhibits thereto and the other information and documents deemed pursuant to Rule 430B under the Act to be part thereof as amended to (and including) the date of this Agreement, is hereinafter referred to as the “Registration Statement”. The term “Basic Prospectus” means the prospectus, dated September 25, 2020, included in the Registration Statement. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the Basic Prospectus relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term “Prospectus” means the Basic Prospectus, as supplemented by the prospectus supplement including pricing information specifically relating to the Securities in the form filed pursuant to Rule 424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) and the term “preliminary prospectus” means any preliminary form of the Prospectus including the “subject to completion” legend required by Item 501(b)(10) under Regulation S-K under the Act which has heretofore been filed pursuant to Rule 424 under the Act. The term “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus last filed before the Applicable Time (as defined below) pursuant to Rule 424 under the Act relating specifically to the Securities, as of 4:39 P.M. Eastern Time on November 15, 2022 (the “Applicable Time”), together with the free writing prospectuses, if any, identified in Schedule II hereto, and the term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets the requirements for use of an “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3, and has filed with the Commission the Registration Statement, which has become effective. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof and as of the Closing Date (as defined in Section 3) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, in all material respects with the Act and the Exchange Act and the applicable rules and regulations thereunder, (v) each free writing prospectus filed by the Company, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, as they exist as of the time of filing of such free writing prospectus, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus, as of its date and as of the Closing Date, does not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of its date and the Closing Date based upon information relating to the Underwriters or any underwriting arrangements furnished to the Company in writing through the Underwriters expressly for use therein.

(c) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; neither the Company nor any of its consolidated subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material change in the capital stock (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus and Time of Sale Prospectus.

(d) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) Any free writing prospectus, including, without limitation, any electronic road show, when taken together with the Time of Sale Prospectus, accompanying, or delivered prior to the delivery of, such free writing prospectus, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Basic Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be qualified in any such jurisdiction; and each subsidiary of the Company organized under the laws of the United States representing 10% or more of the consolidated earnings before income taxes and extraordinary items or consolidated total assets of the Company (each such subsidiary as set forth in Schedule III hereto, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or the consummation by the Company of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, all outstanding shares of capital stock or other interests of the Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except those that would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The Company has the corporate power and authority to execute and deliver this Agreement, the Securities, the Deposit Agreement and the Designation (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement has been duly executed and delivered by the Company.

(j) The Deposit Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”)

(k) The terms of the Designation have been duly authorized by the Company and the Designation sets forth the powers, designations, preferences and relative, participating, optional or other rights of the Preferred Shares, and the holders of the Preferred Shares will have the rights set forth in the Designation upon the filing thereof with the Secretary of State of the State of Indiana.

(l) The issue and sale of the Securities pursuant to this Agreement, the issue and deposit of the Preferred Shares with the Depositary and the compliance by the Company with all of the provisions of the Securities and the Transaction Documents, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of the Company or any Significant Subsidiary or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any subsidiary or any of its respective properties, except, in the case of (ii) above, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue and deposit of the Preferred Shares with the Depositary or the consummation by the Company of the transactions contemplated by the Securities, this Agreement, except for registration of the Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the filing of the Designation with the Secretary of State of the State of Indiana.

(m) Other than as set forth in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(n) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(o) The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be an “investment company” or an entity controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(p) To the best of the Company’s knowledge and belief, the Company has complied in all material respects with, and the conduct of its business and the conduct of business by its subsidiaries does not violate in any material respect, (i) any statute, law, regulation, rule, order or directive of any federal, state or local governmental authority applicable to the Company and its subsidiaries or (ii) the articles of incorporation and bylaws or other organizational documents, as applicable, of the Company and its subsidiaries.

(q) In light of its current operations, the Company and its subsidiaries are not required to register as a savings and loan holding company under the applicable provisions of the Home Owners’ Loan Act, as amended.

(r) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(t) None of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (such sanctions, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company does not intend to directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that is subject to any Sanctions. Other than as disclosed to the Underwriters, the Company and its subsidiaries have not knowingly engaged in for the past five years, and are not knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(w) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(x) The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(y) The Company and its subsidiaries have taken commercially reasonable measures to maintain protections against unauthorized access to, or disruption or failure of, their information technology systems. To the Company’s knowledge, during the past twelve months, neither the Company nor any of its subsidiaries have been subject to any material unauthorized access to their information technology systems or data maintained by them.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a price (the “Purchase Price”) equal to (i) $24.2125 per Security for retail orders and (ii) $24.7500 per Security for institutional orders.

The Company understands that the Underwriters intend to make a public offering of the Securities, and initially to offer the Securities for sale to the public on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through any Underwriter.

3. Delivery and Payment. One or more global Depositary Receipts (the “Global Receipts”) representing the Securities to be purchased by the Underwriters hereunder, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company (“DTC”), the respective accounts of the several Underwriters electronically to Sullivan & Cromwell LLP, on November 22, 2022 at 10:00 A.M., New York City time (or such later date not later than five business days after such specified date as the Underwriters shall designate) (the “Closing Date”). The Closing Date may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof. Payment for the Securities shall be made on the Closing Date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made to the nominee of DTC for the respective accounts of the several Underwriters against payment by or on behalf of such Underwriter of the purchase price thereof in Federal (same day) funds by official bank check or checks to or upon the order of the Company or by wire transfer to an account specified by the Company.

The Company agrees to have the Global Receipts available for inspection, checking and packaging by the Representatives in New York, New York, not later than 5 P.M. New York City time on the business day prior to the Closing Date.

4. Agreements.

(a) The Company agrees with each Underwriter that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus and will not provide additional information to the Commission relating to the Registration Statement, the Basic Prospectus or the Time of Sale Prospectus unless the Company has furnished the Representatives a copy for its review and provided the Representatives with a reasonable opportunity to comment on such proposed amendment, supplement or information prior to filing or submitting the same and will not file any such proposed amendment or supplement and will not submit such additional information to which the Representatives reasonably object. The Company will promptly advise the Representatives and will promptly confirm such advice in writing (i) when the Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for such purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) As soon as practicable but in any event not later than twelve months after the deemed effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its securityholders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158 under the Act).

(iii) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and will deliver to the Representatives during the period mentioned in Section 4(a)(iv) or 4(a)(v) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(iv) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with law.

(v) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(vi) The Company will promptly from time to time arrange for the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vii) The Company covenants and agrees with each Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey, any Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities and Blue Sky laws as provided in Section 4(a)(vi) hereof, including any reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all expenses related to any electronic roadshow; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Depositary and counsel for any such Depositary in connection with the Securities; (viii) all expenses and application fees in related to listing the Securities on the New York Stock Exchange (the “NYSE”) and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(viii) The Company will prepare the Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b), and file promptly, and (unless made available on the Commission’s EDGAR database) simultaneously provide the Representatives and, upon request, each of the other Underwriters, with a copy of, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Act) of a prospectus is required in connection with the offering or sale of such Securities. The Company will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(ix) During a period of two years from the date of the Basic Prospectus, provided the following are not available on the Commission’s EDGAR database, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representatives and, upon request, each of the other Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with any national securities exchange on which the Securities or any class of securities of the Company is listed (each such national securities exchange an “Exchange”) or, if requested by the Representatives, the Commission; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (provided such financial statements and reports are otherwise furnished to its stockholders generally or to the Commission).

(x) The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules or regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the time of each sale of the Securities to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(xi) The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE within 30 days of the Closing Date.

(xii) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(xiii) Prior to the Closing Date, the Company agrees to deposit the Preferred Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Securities will be issued by the Depositary against receipt of such Preferred Shares and delivered to the Underwriters against payment therefor at the Closing Date.

(b) Each Underwriter and the Company agree as follows: The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in any final term sheet prepared and filed pursuant to Section 4(a)(viii) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses, if any, included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Securities under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the Time of Sale Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date with respect to such Securities (including the filing of any document incorporated by reference therein) and as of the Closing Date with respect to such Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; all requests by the Commission for additional information shall have been complied with to the satisfaction of the Underwriters; and the Prospectus with respect to such Securities shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) not later than the Commission’s close of business on the second day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b).

(b) The Company shall have furnished to the Underwriters the opinion of Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of the Company, dated as of the Closing Date, in substantially the form attached hereto as Annex I-2.

(c) The Underwriters shall have received an opinion, dated as of the Closing Date, of Wachtell Lipton Rosen & Katz, counsel for the Company, in substantially the form attached hereto as Annex I-1.

(d) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Securities, the Deposit Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, an Executive Vice President or a Senior Vice President and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that to the best of their knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has been no material adverse change nor any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its consolidated subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

(f) At the time this Agreement is executed and at the Closing Date, Ernst & Young LLP, as independent accountants for the Company, shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to the Underwriters), dated such date, in substantially the form attached hereto as Annex II.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or (ii) any material change or decrease in those items specified in the letter or letters referred to in paragraph (f) of this Section 5 the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(i) On or after the Applicable Time and subsequent to the execution and delivery of this Agreement, and prior to the Closing Date there shall not have occurred any downgrading, nor shall notice have been given of any intended or potential downgrading or placement “under review” with negative implications or with no indication of the direction of the possible change of the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Preferred Shares or the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Preferred Shares or the Securities.

(k) The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and any Significant Subsidiary in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) The Designation shall have been filed with the Secretary of State of the State of Indiana and shall have become effective.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s directors, officers and affiliates, and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any other free writing prospectus (including, without limitation, any electronic road show) or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter or the underwriting arrangements furnished to the Company through the Representatives expressly for use in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to any Underwriter or the underwriting arrangements furnished to the Company through the Representatives expressly for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction), approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall have the right to, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party so long as such settlement (i) is limited to the payment of monetary damages only, (ii) includes an unconditional release of the indemnified party from all liability arising out of such proceeding and (iii) does not (x) include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) otherwise give rise to additional liabilities on the part of the indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which each Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters for Securities in this subsection (d) to contribute are several in proportion to their respective obligations with respect to such Securities and not joint.

8. Default by an Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that it has so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than five days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under the Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the proportion that the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made, subject to such adjustments to eliminate fractional shares as the Representatives may determine, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the aggregate number of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities on the Closing Date, if prior to such time (i) trading in the Company’s common stock or any preferred stock or preferred securities shall have been suspended or materially limited by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in markets in the United States or elsewhere or any calamity or crisis that, in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date, as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 11:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telecopied, telegraphed or emailed and confirmed to the Underwriters, c/o BofA Securities, Inc., 114 W 47th St., NY8-114-07-01, New York, New York 10036, Fax: (646) 855-5958, Attention: High Grade Transaction (email: dg.hg_ua_notices@bofa.com); Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department (email: Prospectus-ny@ny.email.gs.com); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax: (212) 834-6081); Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 507-8999); Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (email: tmgcapitalmarkets@wellsfargo.com). Notices sent to the Company, will be mailed, delivered, telecopied or telegraphed to and confirmed to it at Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, facsimile number (484) 583-1421, attention of the Legal Department.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Authority of the Representatives. The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives shall be binding upon all the Underwriters.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) each of the Underwriters has acted at arm’s length and is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Choice of Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

Very truly yours,

Lincoln National Corporation

By:	/s/ Shantanu Mishra
Name: Shantanu Mishra
Title: Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

Acting on behalf of itself and as Representative of the several Underwriters.

By:	/s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

Acting on behalf of itself and as Representative of the several Underwriters.

By:	/s/ Thomas Healy
Name: Thomas Healy
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC

Acting on behalf of itself and as Representative of the several Underwriters.

By:	/s/: Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

Acting on behalf of itself and as Representative of the several Underwriters.

By:	/s/ Victoria Franco
Name: Victoria Franco
Title: Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC

Acting on behalf of itself and as Representative of the several Underwriters.

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Securities to be Purchased
BofA Securities, Inc.	3,920,000
Goldman Sachs & Co. LLC	3,920,000
J.P. Morgan Securities LLC	3,920,000
Morgan Stanley & Co. LLC	3,920,000
Wells Fargo Securities, LLC	3,920,000
Citigroup Global Markets Inc.	400,000

Total	20,000,000

SCHEDULE II

Free Writing Prospectuses

1. Final Term Sheet, dated November 15, 2022, in the form set forth in Annex III hereto.

SCHEDULE III

Significant Subsidiaries

1. The Lincoln National Life Insurance Company.

Annex I-1

FORM OF OPINION OF WACHTELL LIPTON ROSEN & KATZ

Annex I-2

FORM OF OPINION OF IN-HOUSE COUNSEL

Annex II

FORM OF COMFORT LETTER

Annex III

FINAL TERM SHEET

Final Term Sheet To preliminary prospectus supplement dated November 15, 2022 (To prospectus dated September 25, 2020)	Filed pursuant to Rule 433 Registration number 333-249058 November 15, 2022

Lincoln National Corporation

20,000,000 Depositary Shares, each representing a 1/1,000th interest in a share of

9.000% Non-Cumulative Preferred Stock, Series D

Final Term Sheet, dated November 15, 2022

Issuer:	Lincoln National Corporation (“Issuer”)

Title of Securities:	Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Issuer’s 9.000% Non-Cumulative Preferred Stock, Series D (the “Preferred Shares”)

Number of Depositary Shares:	20,000,000 (corresponding to 20,000 Preferred Shares)

Liquidation Preference:	$25,000 liquidation preference per Preferred Share (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends

Format:	SEC Registered

Trade Date:	November 15, 2022

Settlement Date (T+5)*:	November 22, 2022

Maturity Date:	Perpetual

Price to the Public:	$25.00 per Depositary Share

Underwriting Discount:	$0.7875 per Depositary Share (Retail) $0.2500 per Depositary Share (Institutional)

Net Proceeds (after Underwriting Discount and before Expenses):	$24.2125 per Depositary Share (Retail) $24.7500 per Depositary Share (Institutional) $494,731,250 total

Dividend Rate:	9.000% per year on the stated amount of $25,000 for each Preferred Share

Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors (or a duly authorized committee thereof), the Issuer will pay dividends on a non-cumulative basis quarterly in arrears on the first day of March, June, September and December of each year commencing on March 1, 2023

Optional Redemption:

The Issuer may, at its option, redeem the Preferred Shares:

•  in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock, equivalent to $25.50 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date; and

•  (i) in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a regulatory capital event, or (ii) in whole or in part, at any time or from time to time, on or after December 1, 2027, in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock, equivalent to $25.00 per Depositary Share), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date

CUSIP/ISIN:	534187885 / US5341878859

Day Count Convention:	30/360

Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange

Ratings** (expected):	Baa3 (Moody’s) / BBB- (S&P) / BBB- (Fitch)

Concurrent Offering:	Concurrently with this offering, the Issuer is also offering 500,000 depositary shares, each representing a 1/25th interest in a share of the Issuer’s 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, with a liquidation preference of $25,000 per share ($1,000.00 per depositary share) (the “Concurrent Preferred Offering”). The Concurrent Preferred Offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Preferred Offering. The closing of this offering and the Concurrent Preferred Offering are not conditioned on each other.

Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Manager:	Citigroup Global Markets Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, J.P. Morgan Securities LLC toll-free at 1-212-834-4533, Morgan Stanley & Co. LLC toll-free at 1-800-584-6837 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

*

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about November 22, 2022, which is five business days following the date of pricing of the Depositary Shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Depositary Shares prior to their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

**

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The ratings of the Depositary Shares should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.